UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2011

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
(Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 12, 2011, we completed the sale of 14,300,000 shares of common stock at a price of $0.05 per share, for gross proceeds of $715,000, to certain off-shore investors and a US investor each of whom acquired the securities for investment purposes.

The sale of our securities to off-shore investors was made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Rule 903 of Regulation S in an offshore transaction to non-U.S. persons, no directed selling efforts were made and offering restrictions were implemented, within the meaning of Rule 902 of Regulation S.

The sale of our securities to the US investor was made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Rule 506 of Regulation D to an accredited investor and not pursuant to any general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2011	BUCKINGHAM EXPLORATION INC.

	By:	/s/ Simon Eley
Simon Eley,
President and Chief Executive Officer